Exhibit 10.13

EPAM SYSTEMS, INC.

2012 LONG-TERM INCENTIVE PLAN

FORM OF SENIOR MANAGEMENT NON-QUALIFIED STOCK OPTION

AGREEMENT

1. Grant of Option. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Optionee» (“Participant”), on «Date» (the “Grant Date”), an option (the “Option”) to purchase «Number of shares underlying option» shares of Common Stock (the “Shares”), at an exercise price of $«Fair Market Value of Share as of the Grant Date» per Share (the “Exercise Price”) subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2012 Long-Term Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. The Option is intended to be a Non-Qualified Stock Option, and is not intended to be an Incentive Stock Option. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Vesting Schedule. Subject to Section 5, this Option shall vest and become exercisable [to be filled in for individual awards].

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section 2 as modified by Section 5, if applicable, as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In no event may this Option be exercised after the tenth anniversary of the Grant Date (the “Expiration Date”).

(b) Method of Exercise.

(i) The Participant (or his or her representative, devisee or heir, as applicable) may exercise any portion of the Option that has become exercisable as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying the number of whole Shares to be purchased, together with payment in full of the Payment Amount (as defined in Section 4).

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the applicable laws, with such compliance determined by the Company in consultation with its legal counsel. Assuming such compliance, for income tax purposes such Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

(iii) If any vested and exercisable portion of the Option is unexercised as of the Expiration Date, the Shares underlying such portion of the Option less the number of Shares having an aggregate Fair Market Value as of the Expiration Date equal to the Payment Amount shall be delivered to the Participant as soon as practicable after the Expiration Date, provided that the Option shall not be so exercised if the Exercise Price equals or exceeds the Fair Market Value of a Share on the Expiration Date.

4. Method of Payment. Payment of the aggregate Exercise Price and any required tax withholding (the “Payment Amount”) shall be by any of the following, or a combination of the following, at the election of the Participant:

(a) cash or check;

(b) cancellation of indebtedness;

(c) if permitted by the Committee, in its sole discretion, pursuant to such procedures as the Committee may require, by the Participant’s (x) transferring to the Company, effective as of the exercise date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount, (y) electing to have the Company retain a portion of the Shares purchased upon exercise of the Option having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount

(d) if the Common Stock is listed on an exchange or market, and if the Company is at such time permitting broker-assisted cashless exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes) and in any event in accordance with applicable law;

(e) by any other method as may be approved by the Committee.

5. Termination of Service. Following the Participant’s Termination of Service, Participant (or his or her representative, devisee or heir, as applicable) may exercise the Option only as set forth in this Section 5.

(a) Death or Disability. In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any vested portion of the Option shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

(b) For Cause. In the event of the Participant’s Termination of Service for Cause (as defined below), the entire unexercised portion of the Option, whether vested or unvested, shall be forfeited as of the date of such termination without any payment to the Participant.

“Cause” means the Company’s good faith determination of the Participant’s:

(i) willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;

(ii) having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of his or her duties to the Company or under his or her Employment Agreement, if applicable, or of any of the Company policies;

(iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;

(iv) unlawful use or possession of illegal drugs on the Company’s premises or while performing the Participant’s duties and responsibilities to the Company; or

(v) the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;

provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.

(c) Termination in Connection with a Change of Control. In the event of the Participant’s Termination of Service by the Company or any Affiliate without Cause or by the Participant for Good Reason (as defined below), in each case, on or within two years after a Change of Control, any unvested portion of the Option shall fully vest as of the date of such termination, and the Option shall remain exercisable until the earlier of (x) 90 days following such termination and (y) the Expiration Date.

Good Reason” means “Good Reason” as defined in the Participant’s Employment Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent:

(i) a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company;

(ii) relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or

(iii) a material reduction in the Participant’s title, duties, responsibilities or authority;

provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.

(d) For Any Other Reason. In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 5(a), 5(b) or 5(c), any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any vested portion of the Option shall remain exercisable until the earlier of (x) 90 days following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than (i) by will or by the laws of descent or distribution or (ii) pursuant to an award transfer program adopted by the Company and in accordance with such procedures as the Committee (in its discretion) may specify with respect to the administration and operation of such program. This Option may be exercised during the lifetime of the Participant only by him or her or a valid transferee (which shall include specifically any financial institution, or other entity approved by the Company). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant and in order to effect a valid transfer, the transferee (which shall include specifically any financial institution, or other entity approved by the Company) shall execute an agreement reflecting such terms and conditions that the Committee deems necessary to facilitate such transfer.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

8. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

EPAM Systems, Inc.

41 University Drive

Newtown, Pennsylvania 18940

Attention: General Counsel

Facsimile: 267-759-8989

if to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

(b) Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the grant of this Option constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. The Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e) Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.

(f) Dispute Resolution. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation. If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

Participant

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